Exhibit 99.1

Press Release
For Immediate Release

Independent Bank Group Reports
First Quarter Financial Results

McKINNEY, Texas, April 24, 2017 /GlobeNewswire/ -- Independent Bank Group, Inc. (NASDAQ: IBTX), the holding company for Independent Bank, today announced net income available to common shareholders of $15.7 million, or $0.82 per diluted share, for the quarter ended March 31, 2017 compared to $12.4 million, or $0.67 per diluted share, for the quarter ended March 31, 2016 and $14.8 million, or $0.79 per diluted share, for the quarter ended December 31, 2016.

Highlights

•
Core (non-gaap) net income was $16.0 million, or $0.84 per diluted share, compared to $15.5 million, or $0.83 per diluted share, for fourth quarter 2016, representing an increase in linked quarter core net income of 3.2%

•	Solid organic loan growth of 11.5% annualized for the quarter

•	Positive increase in net interest margin to 3.67%, up from 3.59% for fourth quarter 2016

•	Continued strong credit quality metrics

•	Return on average assets remained above 1% for the quarter, improving to 1.08% from 1.03% for fourth quarter 2016

Independent Bank Group Chairman and Chief Executive Officer David Brooks said, "Our first quarter results demonstrate our continued commitment to consistent earnings. We had another quarter with ROA over 1%, driven by solid organic loan growth, strong credit metrics, improving net interest margin, and a continued low efficiency ratio." Brooks continued, "While not included in our first quarter results, we focused significant effort on the completion of the Carlile Bancshares acquisition, which we closed on April 1st. Our success in getting this acquisition from announcement to close so quickly demonstrates our ability to execute our acquisition strategy as well as the strength and experience of our entire team." Brooks concluded, "We are off to a good start and look forward to another successful year."

First Quarter 2017 Operating Results

Net Interest Income

•
Net interest income was $47.9 million for first quarter 2017 compared to $45.7 million for first quarter 2016 and $46.5 million for fourth quarter 2016. The increase in net interest income from the previous year and linked quarter was primarily due to increased average earning asset balances resulting from organic growth.

•
The average balance of total interest-earning assets grew by $794.0 million and totaled $5.3 billion at March 31, 2017 compared to $4.5 billion at March 31, 2016 and grew $139.8 million compared to $5.2 billion at December 31, 2016. This increase from prior year and the linked quarter is due to organic growth.

•
The yield on interest-earning assets was 4.28% for first quarter 2017 compared to 4.60% for first quarter 2016 and 4.16% for fourth quarter 2016. The decrease from the prior year is primarily related to lower accretion income on acquired loans compared to prior year but is also reflective of lower loan yields compared to the previous period resulting from an increase in variable rate loan fundings during the second half of 2016. The slight increase from the linked quarter is due to the increase in interest rates, which positively affected all categories of our interest earning assets.

•
The cost of interest bearing liabilities, including borrowings, was 0.80% for first quarter 2017 compared to 0.65% for first quarter 2016 and 0.75% for fourth quarter 2016. The increase from the prior year is primarily due to the issuance of subordinated debt in 2016 and higher rates offered on public fund certificates of deposit. The increase from the linked quarter is due to higher rates paid on our deposit products, primarily our public fund accounts, resulting from the increase in interest rates during fourth quarter 2016.

•
The net interest margin was 3.67% for first quarter 2017 compared to 4.08% for first quarter 2016 and 3.59% for fourth quarter 2016. The core (non-gaap) net interest margin, which excludes purchased loan accretion, was 3.66% for first quarter 2017 compared to 3.96% for first quarter 2016 and 3.58% for fourth quarter 2016. The decrease from the prior year is primarily due to lower loan yields and a lower yielding earning asset mix due to increased liquidity throughout most of the respective periods. The increase in interest rates during fourth quarter 2016 had a positive effect on our net interest margin for the first quarter 2017, increasing eight basis points from the linked quarter.

Noninterest Income

•	Total noninterest income increased $113 thousand compared to first quarter 2016 and decreased $641 thousand compared to fourth quarter 2016.

•
The increase from the prior year reflects an increase of $232 thousand in service charges and a $134 thousand increase in cash surrender value of BOLI offset by a decrease of $109 thousand in mortgage fee income. The increase in BOLI income is a result of $15 million in policies purchased at the end of second quarter 2016. The increase in service charges is due to a new deposit fee schedule implemented in third quarter 2016 in addition to deposit growth. The decrease in mortgage fee income is due to a drop in market activity related to seasonality and increased interest rates.

•
The decrease from the linked quarter reflects decreased mortgage fee income of $452 thousand and other noninterest income of $174 thousand. The decrease in mortgage fee income is due to decreased market activity as explained above. The decrease in other noninterest income is primarily due to nonrecurring income recognized during fourth quarter 2016 from a change in bank card vendors.

Noninterest Expense

•	Total noninterest expense decreased $491 thousand compared to first quarter 2016 and increased $667 thousand compared to fourth quarter 2016.

•
The decrease in noninterest expense compared to first quarter 2016 is due primarily to a decrease of $493 in acquisition expenses in addition to a decrease of $168 thousand in occupancy and $159 thousand in other noninterest expense offset by increases of $152 thousand in FDIC assessment, $106 thousand in data processing and $113 thousand in professional fees. The decrease in acquisition expenses over the prior year is due to elevated fees incurred during first quarter 2016 relating to the core conversion of Grand Bank. The overall decreases in occupancy and other noninterest expenses from prior year are generally due to increased operational efficiency as a result of the Grand Bank conversion in first quarter 2016 in addition to decreased operational costs related to efficiencies implemented in 2016. The increase in FDIC assessment and data processing in first quarter 2017 compared to 2016 is primarily a result of increased accounts due to organic growth. The increase in professional fees in first quarter 2017 is due to consulting fees related to operational efficiency projects.

•
The net increase from the linked quarter is primarily related to an increase of $1.7 million in salaries and benefits expenses offset by decreases of $639 thousand in acquisition expenses and $293 thousand in FDIC assessment. The increase in salaries and benefits expenses are primarily related to annual salary increases and payroll taxes on bonus and restricted stock vestings along with increased costs associated with health care benefits. The decrease in acquisition expenses in first quarter 2017 is a result of elevated expenses in fourth quarter 2016 due to legal fees and fairness opinion related to the Carlile Bancshares acquisition. The decrease in FDIC assessment during the first quarter 2017 is due to that expense returning to normal levels whereas the FDIC assessment was elevated in fourth quarter 2016 due to additional accruals required as a result of the Grand Bank acquisition.

Provision for Loan Losses

•
Provision for loan loss expense was $2.0 million for the first quarter 2017, a decrease of $947 thousand compared to $3.0 million for first quarter 2016, and decreased slightly from $2.2 million for the fourth quarter 2016. Provision expense is primarily reflective of organic loan growth during the respective period. The increased provision for first quarter 2016 also reflected increased reserve allocations related to the risks associated with the energy portfolio due to commodity price volatility.

•
The allowance for loan losses was $33.4 million, or 0.71% of total loans, at March 31, 2017, compared to $30.0 million, or 0.73% of total loans at March 31, 2016, and compared to $31.6 million, or 0.69% of total loans, at December 31, 2016. The increases from prior periods are primarily due to additional general reserves for organic loan growth.

Income Taxes

•
Federal income tax expense of $6.7 million was recorded for the quarter ended March 31, 2017, an effective rate of 30.0% compared to tax expense of $6.2 million and an effective rate of 33.1% for the quarter ended March 31, 2016 and tax expense of $7.4 million and an effective rate of 33.4% for the quarter ended December 31, 2016. The lower tax rate in the first quarter 2017 was due to the adoption of ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, which resulted in recording $723.6 thousand in tax benefits related to restricted stock vesting into income tax expense during first quarter 2017.

First Quarter 2017 Balance Sheet Highlights:

Loans

•
Total loans held for investment were $4.703 billion at March 31, 2017 compared to $4.573 billion at December 31, 2016 and to $4.130 billion at March 31, 2016. This represented total loan growth of $129.8 million for the quarter, or 11.5% on an annualized basis.

•
Energy outstandings at the end of first quarter 2017 were $106.0 million (2.3% of total loans) compared to $125.3 million at fourth quarter 2016 and to $185.9 million at March 31, 2016. As of March 31, 2017, there were three nonperforming classified energy credits with balances totaling $7.3 million and three performing classified energy credit relationships with a balance of $18.8 million. All energy related credits continue to be closely monitored. As of March 31, 2017, the total energy related allowance was 5.0% of the total energy portfolio.

Asset Quality

•
Total nonperforming assets decreased to $16.2 million, or 0.27% of total assets at March 31, 2017 from $19.8 million, or 0.34% of total assets at December 31, 2016 and from $32.7 million, or 0.62% of total assets at March 31, 2016.

•
Total nonperforming loans decreased to $13.3 million, or 0.28% of total loans at March 31, 2017 from $17.8 million, or 0.39% of total loans at December 31, 2016 and from $29.9 million, or 0.72% of total loans at March 31, 2016.

•
The net decrease in nonperforming assets and nonperforming loans from the linked quarter is primarily due to two commercial real estate loans totaling $5.8 million that were paid off during first quarter 2017 offset by four loans totaling $2.7 million that were placed on nonaccrual status during first quarter 2017.

•
The decrease in nonperforming assets and nonperforming loans from the prior year is due to a $17.1 million energy participation loan placed on nonaccrual during first quarter 2016 that paid-off in 2016, offset by the above mentioned loans placed on nonaccrual in first quarter 2017.

•	Charge-offs were 0.02% annualized in the first quarter 2017 and in the linked quarter and 0.01% annualized in the prior year quarter.

Deposits and Borrowings

•	Total deposits were $4.722 billion at March 31, 2017 compared to $4.577 billion at December 31, 2016 and compared to $4.172 billion at March 31, 2016.

•
Total borrowings (other than junior subordinated debentures) were $568.1 million at March 31, 2017, an increase of $70 thousand from December 31, 2016 and an increase of $123.4 million from March 31, 2016. The change from prior year reflects the issuance of $43.4 million, net of discount and costs, of 5.875% subordinated debentures issued in second quarter 2016 with the remainder resulting from the use of short term FHLB advances during the applicable period.

Recent Acquisition
Effective April 1, 2017, the Company completed the acquisition of Carlile Bancshares, Inc. and its subsidiary, Northstar Bank. The financial effect of the acquisition is not reflected in the foregoing description of earnings or the accompanying financial information.

Subsequent Events

The Company is required, under general accepted accounting principles, to evaluate subsequent events through the filing of its consolidated financial statements for the quarter ended March 31, 2017 on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of March 31, 2017 and will adjust amounts preliminarily reported, if necessary.

About Independent Bank Group

Independent Bank Group, through its wholly owned subsidiary, Independent Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group operates 83 banking offices in four market regions located in the Dallas/Fort Worth, Austin and Houston, Texas and the Colorado front range areas.

Conference Call

A conference call covering Independent Bank Group’s first quarter earnings announcement will be held on Tuesday, April 25, 2017 at 8:30 a.m. (EDT) and can be accessed by calling 1-877-303-7611 and by identifying the conference ID number 1432252. The conference materials will also be available by accessing the Investor Relations page of our website, www.ibtx.com. A recording of the conference call and the conference materials will be available from April 25, 2017 through May 2, 2017 on our website.

Forward-Looking Statements

The numbers as of and for the quarter ended March 31, 2017 are unaudited. From time to time, our comments and releases may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “forecast,” “guidance,” “intends,” “targeted,” “continue,” “remain,” “should,” “may,” “plans,” “estimates,” “will,” “will continue,” “will remain,” variations on such words or phrases, or similar references to future occurrences or events in future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Independent Bank Group or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Independent Bank Group’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Independent Bank Group’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system, whether through changes in the discount rate or money supply or otherwise; (4) changes in the level of nonperforming assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, deflation, changes in market interest rates, developments in the securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, bank holding companies, and other financial service providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings; and (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K filed on March 8, 2017, under the heading “Risk Factors”, and other reports and statements filed by the Company with the SEC. Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. These measures and ratios include “core earnings”, “tangible book value”, “tangible book value per common share”, “core efficiency ratio”, “Tier 1 capital to average assets”, “Tier 1 capital to risk weighted assets”, “tangible common equity to tangible assets”, “core net interest margin”, "return on tangible equity," “adjusted return on average assets” and “adjusted return on average equity” and are supplemental measures that are not required by, or are not presented in accordance with, accounting principles generally accepted in the United States. We consider the use of select non-GAAP financial measures and ratios to be useful for financial operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results. We believe that management and investors benefit from referring to these non- GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

We believe that these measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however we acknowledge that our financial measures have a number of limitations relative to GAAP financial measures. Certain non-GAAP financial measures exclude items of income, expenditures, expenses, assets, or liabilities, including provisions for loan losses and the effect of goodwill, core deposit intangibles and income from accretion on acquired loans arising from purchase accounting adjustments, that we believe cause certain aspects of our results of operations or financial condition to be not indicative of our primary operating results. All of these items significantly impact our financial statements. Additionally, the items that we exclude in our adjustments are not necessarily consistent with the items that our peers may exclude from their results of operations and key financial measures and therefore may limit the comparability of similarly named financial measures and ratios. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non- GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statements tables.

Contacts:

Analysts/Investors:

Michelle Hickox Executive Vice President and Chief Financial Officer (972) 562-9004 mhickox@ibtx.com

Media:

Peggy Smolen Marketing & Communications Director (972) 562-9004 psmolen@ibtx.com

Source: Independent Bank Group, Inc.

Independent Bank Group, Inc. and Subsidiaries
Consolidated Financial Data
Three Months Ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016
(Dollars in thousands, except for share data)
(Unaudited)

	As of and for the quarter ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Selected Income Statement Data
Interest income	$55,939	$53,904	$52,740	$51,941	$51,464
Interest expense	8,072	7,378	7,003	6,058	5,804
Net interest income	47,867	46,526	45,737	45,883	45,660
Provision for loan losses	2,023	2,197	2,123	2,123	2,997
Net interest income after provision for loan losses	45,844	44,329	43,614	43,760	42,663
Noninterest income	4,583	5,224	4,932	4,929	4,470
Noninterest expense	28,028	27,361	26,887	31,023	28,519
Income tax expense	6,728	7,417	7,155	5,857	6,162
Net income	15,671	14,775	14,504	11,809	12,452
Preferred stock dividends	—	—	—	—	8
Net income available to common shareholders	15,671	14,775	14,504	11,809	12,444
Core net interest income (1)	47,744	46,475	45,621	45,618	44,327
Core Pre-Tax Pre-Provision Earnings (1)	24,878	25,540	24,253	22,713	21,590
Core net income(1)	15,990	15,541	14,819	13,764	12,438

Per Share Data (Common Stock)
Earnings:
Basic	$0.83	$0.79	$0.78	$0.64	$0.67
Diluted	0.82	0.79	0.78	0.64	0.67
Core earnings:
Basic (1)	0.85	0.83	0.80	0.75	0.67
Diluted (1)	0.84	0.83	0.80	0.74	0.67
Dividends	0.10	0.10	0.08	0.08	0.08
Book value	36.38	35.63	34.79	34.08	33.38
Tangible book value (1)	22.01	21.19	20.03	19.28	18.54
Common shares outstanding	18,925,182	18,870,312	18,488,628	18,475,978	18,461,480
Weighted average basic shares outstanding (4)	18,908,679	18,613,975	18,478,289	18,469,182	18,444,284
Weighted average diluted shares outstanding (4)	19,015,810	18,716,614	18,568,622	18,547,074	18,528,031

Selected Period End Balance Sheet Data
Total assets	$6,022,614	$5,852,801	$5,667,195	$5,446,797	$5,261,967
Cash and cash equivalents	515,123	505,027	589,600	436,605	356,526
Securities available for sale	350,409	316,435	267,860	287,976	302,650
Loans, held for sale	5,081	9,795	7,097	13,942	8,515
Loans, held for investment	4,702,511	4,572,771	4,360,690	4,251,457	4,130,496
Allowance for loan losses	33,431	31,591	29,575	30,916	29,984
Goodwill and core deposit intangible	272,004	272,496	272,988	273,480	273,972
Other real estate owned	2,896	1,972	2,083	1,567	1,745
Noninterest-bearing deposits	1,126,113	1,117,927	1,143,479	1,107,620	1,070,611
Interest-bearing deposits	3,596,090	3,459,182	3,273,014	3,100,785	3,101,341
Borrowings (other than junior subordinated debentures)	568,115	568,045	577,974	578,169	444,745
Junior subordinated debentures	18,147	18,147	18,147	18,147	18,147
Total stockholders' equity	688,469	672,365	643,253	629,628	616,258

Independent Bank Group, Inc. and Subsidiaries
Consolidated Financial Data
Three Months Ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016
(Dollars in thousands, except for share data)
(Unaudited)

	As of and for the quarter ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Selected Performance Metrics
Return on average assets	1.08%	1.03%	1.04%	0.88%	0.95%
Return on average equity (2)	9.33	8.93	9.04	7.60	8.10
Return on tangible equity (2) (5)	15.53	15.24	15.80	13.52	14.57
Adjusted return on average assets (1)	1.10	1.08	1.07	1.03	0.95
Adjusted return on average equity (1) (2)	9.52	9.39	9.24	8.86	8.09
Adjusted return on tangible equity (1) (2) (5)	15.85	16.03	16.15	15.76	14.57
Net interest margin	3.67	3.59	3.66	3.96	4.08
Core net interest margin (3)	3.66	3.58	3.65	3.94	3.96
Efficiency ratio	53.44	52.87	53.06	61.05	56.89
Core efficiency ratio (1)	52.45	50.60	52.07	55.05	55.68

Credit Quality Ratios
Nonperforming assets to total assets	0.27%	0.34%	0.23%	0.34%	0.62%
Nonperforming loans to total loans	0.28	0.39	0.26	0.40	0.72
Nonperforming assets to total loans and other real estate	0.35	0.43	0.30	0.44	0.79
Allowance for loan losses to non-performing loans	250.57	177.06	264.42	179.97	100.35
Allowance for loan losses to total loans	0.71	0.69	0.68	0.73	0.73
Net charge-offs to average loans outstanding (annualized)	0.02	0.02	0.32	0.11	0.01

Capital Ratios
Estimated common equity tier 1 capital to risk-weighted assets	8.28%	8.20%	7.92%	7.89%	7.92%
Estimated tier 1 capital to average assets	7.84	7.82	7.46	7.42	7.36
Estimated tier 1 capital to risk-weighted assets	8.63	8.55	8.29	8.27	8.32
Estimated total capital to risk-weighted assets	11.44	11.38	11.24	11.35	10.47
Total stockholders' equity to total assets	11.43	11.49	11.35	11.56	11.71
Tangible common equity to tangible assets (1)	7.24	7.17	6.86	6.88	6.86

(1) Non-GAAP financial measures. See reconciliation.
(2) Excludes average balance of Series A preferred stock.
(3) Excludes income recognized on acquired loans of $123, $51, $116, $265 and $1,333, respectively.
(4) Total number of shares includes participating shares (those with dividend rights).
(5) Excludes average balance of goodwill and net core deposit intangibles.

Independent Bank Group, Inc. and Subsidiaries
Consolidated Statements of Income
Three Months Ended March 31, 2017 and 2016
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Interest income:
Interest and fees on loans	$53,744	$49,910
Interest on taxable securities	764	730
Interest on nontaxable securities	541	451
Interest on interest-bearing deposits and other	890	373
Total interest income	55,939	51,464
Interest expense:
Interest on deposits	5,029	3,651
Interest on FHLB advances	1,171	1,001
Interest on repurchase agreements and other borrowings	1,705	1,003
Interest on junior subordinated debentures	167	149
Total interest expense	8,072	5,804
Net interest income	47,867	45,660
Provision for loan losses	2,023	2,997
Net interest income after provision for loan losses	45,844	42,663
Noninterest income:
Service charges on deposit accounts	1,927	1,695
Mortgage fee income	1,267	1,376
Gain on sale of other real estate	—	43
Gain on sale of premises and equipment	5	38
Increase in cash surrender value of BOLI	399	265
Other	985	1,053
Total noninterest income	4,583	4,470
Noninterest expense:
Salaries and employee benefits	16,837	16,774
Occupancy	3,872	4,040
Data processing	1,288	1,182
FDIC assessment	878	726
Advertising and public relations	297	295
Communications	475	535
Net other real estate owned expenses (including taxes)	37	33
Other real estate impairment	—	55
Core deposit intangible amortization	492	488
Professional fees	773	660
Acquisition expense, including legal	146	639
Other	2,933	3,092
Total noninterest expense	28,028	28,519
Income before taxes	22,399	18,614
Income tax expense	6,728	6,162
Net income	$15,671	$12,452

Consolidated Balance Sheets
As of March 31, 2017 and December 31, 2016
(Dollars in thousands, except share information)
(Unaudited)

	March 31,	December 31,
Assets	2017	2016
Cash and due from banks	$162,985	$158,686
Interest-bearing deposits in other banks	342,138	336,341
Federal funds sold	10,000	10,000
Cash and cash equivalents	515,123	505,027
Certificates of deposit held in other banks	5,892	2,707
Securities available for sale, at fair value	350,409	316,435
Loans held for sale	5,081	9,795
Loans, net	4,666,653	4,539,063
Premises and equipment, net	88,286	89,898
Other real estate owned	2,896	1,972
Federal Home Loan Bank (FHLB) of Dallas stock and other restricted stock	26,672	26,536
Bank-owned life insurance (BOLI)	57,608	57,209
Deferred tax asset	7,950	9,631
Goodwill	258,319	258,319
Core deposit intangible, net	13,685	14,177
Other assets	24,040	22,032
Total assets	$6,022,614	$5,852,801

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing	$1,126,113	$1,117,927
Interest-bearing	3,596,090	3,459,182
Total deposits	4,722,203	4,577,109
FHLB advances	460,727	460,746
Other borrowings	107,388	107,299
Junior subordinated debentures	18,147	18,147
Other liabilities	25,680	17,135
Total liabilities	5,334,145	5,180,436
Commitments and contingencies
Stockholders’ equity:
Preferred stock (0 and 0 shares outstanding, respectively)	—	—
Common stock	189	189
Additional paid-in capital	556,350	555,325
Retained earnings	131,730	117,951
Accumulated other comprehensive income (loss)	200	(1,100)
Total stockholders’ equity	688,469	672,365
Total liabilities and stockholders’ equity	$6,022,614	$5,852,801

Independent Bank Group, Inc. and Subsidiaries
Consolidated Average Balance Sheet Amounts, Interest Earned and Yield Analysis
Three Months Ended March 31, 2017 and 2016
(Dollars in thousands)
(Unaudited)

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average cost of the interest bearing liabilities for the periods presented.

	Three Months Ended March 31,
	2017			2016
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
Interest-earning assets:
Loans	$4,631,918	$53,744	4.71%	$4,031,322	$49,910	4.98%
Taxable securities	242,822	764	1.28	208,740	730	1.41
Nontaxable securities	81,773	541	2.68	74,609	451	2.43
Interest-bearing deposits and other	338,034	890	1.07	185,855	373	0.81
Total interest-earning assets	5,294,547	$55,939	4.28	4,500,526	$51,464	4.60
Noninterest-earning assets	585,926			741,763
Total assets	$5,880,473			$5,242,289
Interest-bearing liabilities:
Checking accounts	$1,938,628	$2,166	0.45%	$1,593,295	$1,745	0.44%
Savings accounts	168,328	66	0.16	144,315	64	0.18
Money market accounts	566,833	1,056	0.76	504,616	459	0.37
Certificates of deposit	846,610	1,741	0.83	825,353	1,383	0.67
Total deposits	3,520,399	5,029	0.58	3,067,579	3,651	0.48
FHLB advances	460,733	1,171	1.03	435,730	1,001	0.92
Other borrowings	107,356	1,705	6.44	72,297	1,003	5.58
Junior subordinated debentures	18,147	167	3.73	18,147	149	3.30
Total interest-bearing liabilities	4,106,635	8,072	0.80	3,593,753	5,804	0.65
Noninterest-bearing checking accounts	1,073,703			1,016,032
Noninterest-bearing liabilities	18,701			11,026
Stockholders’ equity	681,434			621,478
Total liabilities and equity	$5,880,473			$5,242,289
Net interest income		$47,867			$45,660
Interest rate spread			3.48%			3.95%
Net interest margin			3.67			4.08
Average interest earning assets to interest bearing liabilities			128.93			125.23

Independent Bank Group, Inc. and Subsidiaries
Loan Portfolio Composition
As of March 31, 2017 and December 31, 2016
(Dollars in thousands)
(Unaudited)

The following table sets forth loan totals by category as of the dates presented:
	March 31, 2017		December 31, 2016
	Amount	% of Total	Amount	% of Total
Commercial	$601,985	12.7%	$630,805	13.7%
Real estate:
Commercial real estate	2,562,743	54.4	2,459,221	53.7
Commercial construction, land and land development	573,623	12.2	531,481	11.6
Residential real estate (1)	652,650	13.9	644,340	14.1
Single-family interim construction	237,740	5.1	235,475	5.1
Agricultural	52,515	1.1	53,548	1.2
Consumer	26,224	0.6	27,530	0.6
Other	112	—	166	—
Total loans	4,707,592	100.0%	4,582,566	100.0%
Deferred loan fees	(2,427)		(2,117)
Allowance for losses	(33,431)		(31,591)
Total loans, net	$4,671,734		$4,548,858
(1) Includes loans held for sale at March 31, 2017 and December 31, 2016 of $5,081 and $9,795, respectively.

Independent Bank Group, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Three Months Ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016
(Dollars in thousands, except for share data)
(Unaudited)

		For the Three Months Ended
		March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Net Interest Income - Reported	(a)	$47,867	$46,526	$45,737	$45,883	$45,660
Income recognized on acquired loans		(123)	(51)	(116)	(265)	(1,333)
Adjusted Net Interest Income	(b)	47,744	46,475	45,621	45,618	44,327
Provision Expense - Reported	(c)	2,023	2,197	2,123	2,123	2,997
Noninterest Income - Reported	(d)	4,583	5,224	4,932	4,929	4,470
Loss on sale of branch		—	—	43	—	—
Gain on sale of OREO and repossessed assets		—	—	(4)	(10)	(48)
Gain on sale of securities		—	—	—	(4)	—
(Gain) loss on sale of premises and equipment		(5)	—	9	(3)	(38)
Adjusted Noninterest Income	(e)	4,578	5,224	4,980	4,912	4,384
Noninterest Expense - Reported	(f)	28,028	27,361	26,887	31,023	28,519
Senior leadership restructure (6)		—	—	—	(2,575)	—
OREO Impairment		—	—	(51)	—	(55)
IPO related stock grant		(125)	(127)	(104)	(156)	(156)
Acquisition Expense (5)		(459)	(1,075)	(384)	(475)	(1,187)
Adjusted Noninterest Expense	(g)	27,444	26,159	26,348	27,817	27,121
Pre-Tax Pre-Provision Income	(a) + (d) - (f)	$24,422	$24,389	$23,782	$19,789	$21,611
Core Pre-Tax Pre-Provision Income	(b) + (e) - (g)	$24,878	$25,540	$24,253	$22,713	$21,590
Core Net Income (2)	(b) - (c) + (e) - (g)	$15,990	$15,541	$14,819	$13,764	$12,438
Reported Efficiency Ratio	(f) / (a + d)	53.44%	52.87%	53.06%	61.05%	56.89%
Core Efficiency Ratio	(g) / (b + e)	52.45%	50.60%	52.07%	55.05%	55.68%
Adjusted Return on Average Assets (1)		1.10%	1.08%	1.07%	1.03%	0.95%
Adjusted Return on Average Equity (1)		9.52%	9.39%	9.24%	8.86%	8.09%
Adjusted Return on Tangible Equity (1)		15.85%	16.03%	16.15%	15.76%	14.57%
Total Average Assets		$5,880,473	$5,729,160	$5,535,203	$5,367,935	$5,242,289
Total Average Stockholders' Equity (3)		$681,434	$658,369	$638,355	$624,981	$618,059
Total Average Tangible Stockholders' Equity (3) (4)		$409,191	$385,635	$365,127	$351,263	$343,418
(1) Calculated using core net income
(2) Assumes actual effective tax rate of 30.0%, 33.4%, 33.0%, 33.2% and 33.1%, respectively. March 31, 2016 tax rate adjusted for effect of non-deductible acquisition expenses.
(3) Excludes average balance of Series A preferred stock.
(4) Excludes average balance of goodwill and net core deposit intangibles.
(5) Acquisition expenses include $313 thousand, $290 thousand, $381 thousand, $385 thousand and $548 thousand, of compensation and bonus expenses in addition to $146 thousand, $785 thousand, $3 thousand, $90 thousand and $639 thousand of merger-related expenses for the quarters ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively.

(6) Includes $1,952 related to the former Houston Region CEO's Separation Agreement.

Independent Bank Group, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
As of March 31, 2017 and December 31, 2016
(Dollars in thousands, except per share information)
(Unaudited)

Tangible Book Value & Tangible Common Equity To Tangible Asset Ratio
	March 31,	December 31,
	2017	2016
Tangible Common Equity
Total common stockholders' equity	$688,469	$672,365
Adjustments:
Goodwill	(258,319)	(258,319)
Core deposit intangibles, net	(13,685)	(14,177)
Tangible common equity	$416,465	$399,869

Tangible Assets
Total assets	$6,022,614	$5,852,801
Adjustments:
Goodwill	$(258,319)	$(258,319)
Core deposit intangibles	$(13,685)	$(14,177)
Tangible assets	$5,750,610	$5,580,305
Common shares outstanding	18,925,182	18,870,312
Tangible common equity to tangible assets	7.24%	7.17%
Book value per common share	$36.38	$35.63
Tangible book value per common share	22.01	21.19